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        UNITED STATES

        SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

________July 27, 2014___________________

BIOCUBE, INC.

 (Exact name of registrant as specified in its charter)

DELAWARE

State or Other Jurisdiction of Incorporation

333-137920

20-3547389

(Commission File Number)

(IRS Employer Identification Number)

10 Blackledge Court

Closter, NJ 07624

(Address of principal executive offices, zip code)

(201) 750-2001

Registrant’s telephone number, including area code

_________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Section 1

Registrant’s Business and Operations

ITEM 1.01 Entry into a Material Definitive Agreement

On July 27, 2014, BioCube, Inc. (the “Company”) entered into an Asset Purchase Agreement with Innovative Holdings, Inc., a New Jersey corporation (“Innovative”), whereby the Company agreed to purchase from Innovative certain assets in exchange for 2,000,000 restricted common shares of the Company and a convertible promissory note in the amount of $25,000 (the “Agreement”). The specific assets related to mobile applications for patients of medical marijuana facilities in Canada and the United States, as follows:

•

Two (2) separate mobile applications for providing medical marijuana patients in legal states within the United States, and through out Canada to locate nearby doctors, dispensaries and rate and review strains with a touch of your finger. The US based app also provides state-by-state current legislation, how to qualify for a medical marijuana 10 card and how a patient can take action by contacting their local advocacy group to get involved;

•

All franchises, licenses, permits, consents, authorizations, approvals, and certificates of authority of any administrative or regulatory body found in Innovative’s name;

•

All proprietary rights, proprietary knowledge, know-how, designs, processes, trademarks and copyrights which Innovative owns or has a right to use in the operation of its business and all filings, registrations or issuances of any the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office in connection therewith; and

•

All other contracts, and other agreements, contract rights, purchase orders, policies and understandings, whether oral or written, to which the Innovative is a party, and used in conducting the business and operations of the Innovative.

Per the terms of the Agreement, the Company did not assume any of the debts and/or liabilities of Innovative attached to the Assets.  Based upon the quoted market price at the time of the execution of the Agreement, the aggregate purchase price is approximately $45,000.00.  As a result of the Agreement, the Company owns informational software through mobile applications.

Although the purchased Assets do provide real data on medical marijuana, the applications in no way, in no capacity facilitate any sale or trafficking of medical or recreational marijuana.

The Agreement was executed as an arm’s length transaction and involved no related party.

Section 9

Financial Statements and Exhibits

ITEM 9.01

Financial Statements and Exhibits

10.1

Asset Purchase Agreement dated July 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOCUBE, INC.

Date: July 30, 2014

/s/ Boris Rubizhevsky

Boris Rubizhevsky

Chief Executive and Financial Officer